Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2019 Results, Raises Guidance for Full Year 2019

First Quarter Revenues of $199.9 million, up 30% from the prior year period

First Quarter GAAP Net Income of $47.3 million, or $0.81 per diluted share, up 15% from the prior year period

First Quarter Non-GAAP Net Income of $69.3 million, or $1.19 per diluted share, up 24% from the prior year period

First Quarter Adjusted EBITDA of $103.3 million, up 28% from the prior year period

First Quarter Cash from Operations of $80.4 million, an increase of 40% from the prior year period

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2019.

“Our strong first quarter results were driven by our proprietary software offering and focused sales efforts, positioning us well to accomplish our performance objectives for 2019,” said Chad Richison, Paycom’s founder and chief executive officer.  “Employee usage of human capital management (HCM) technology is the future of our industry.  We believe comprehensive HCM software that is easy to use can lead to higher employee engagement, increased efficiencies, better job satisfaction and higher employee retention.  Our new Direct Data ExchangeTM is a first-of-its-kind solution within the HCM industry that measures the efficiency of the data collection process, further demonstrating the additional value we are bringing to the market with our concentrated employee usage strategy.”

Financial Highlights for the First Quarter of 2019

Total Revenues of $199.9 million represented a 30% increase compared to total revenues of $153.9 million in the same period last year. Recurring revenues of $196.9 million also increased 30% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $47.3 million, or $0.81 per diluted share, compared to GAAP net income of $41.2 million, or $0.70 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $69.3 million, or $1.19 per diluted share, compared to $55.8 million, or $0.95 per diluted share, in the same period last year.

Adjusted EBITDA1 was $103.3 million, compared to $80.7 million in the same period last year.

Cash and Cash Equivalents were $91.3 million as of March 31, 2019, compared to $45.7 million as of December 31, 2018.

Total Debt, Net was $34.0 million as of March 31, 2019, compared to $34.4 million as of December 31, 2018.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

•	Paycom released its new Direct Data ExchangeTM for all clients.

•	Paycom celebrated its fifth anniversary as a publicly-traded company on the New York Stock Exchange in April.

•	Paycom broke ground on its new operations center in Grapevine, Texas in April. The 14-acre campus should be completed in under two years and is expected to eventually support approximately 1,000 jobs.

Exhibit 99.1

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2019 and the year ending December 31, 2019:

Quarter Ending June 30, 2019

Total Revenues in the range of $162.5 million to $164.5 million.

Adjusted EBITDA in the range of $62.5 million to $64.5 million.

Year Ending December 31, 2019

Total Revenues in the range of $718.0 million to $720.0 million.

Adjusted EBITDA in the range of $296.0 million to $298.0 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of these adjusted EBITDA ranges to net income and the adjusted gross margin ranges to gross margin are not available at this time without unreasonable effort.

Exhibit 99.1

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted administrative expenses, adjusted research and development expenses and adjusted research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap,  (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense and (vi) adjusted research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation expense (including the capitalized portion). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, research and development expenses, sales and marketing expenses, administrative expenses and research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, April 30, 2019, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until May 7, 2019. The replay passcode is 10130447.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Exhibit 99.1

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; new job creation at our Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$91,307	$45,718
Accounts receivable	3,835	3,414
Prepaid expenses	9,156	7,658
Inventory	910	797
Income tax receivable	—	3,962
Deferred contract costs	38,811	35,286
Current assets before funds held for clients	144,019	96,835
Funds held for clients	1,405,465	967,787
Total current assets	1,549,484	1,064,622
Property and equipment, net	187,511	176,962
Goodwill	51,889	51,889
Long-term deferred contract costs	247,135	225,459
Other assets	26,809	2,994
Total assets	$2,062,828	$1,521,926
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,081	$6,288
Income tax payable	3,526	—
Accrued commissions and bonuses	4,553	10,671
Accrued payroll and vacation	14,506	10,741
Deferred revenue	9,672	8,980
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	40,132	22,440
Current liabilities before client funds obligation	78,245	60,895
Client funds obligation	1,405,465	967,787
Total current liabilities	1,483,710	1,028,682
Deferred income tax liabilities, net	73,928	70,206
Long-term deferred revenue	57,839	55,671
Net long-term debt, less current portion	32,179	32,614
Other long-term liabilities	16,619	—
Total long-term liabilities	180,565	158,491
Total liabilities	1,664,275	1,187,173
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 61,027,123 and 60,746,715 shares issued at March 31, 2019 and December 31, 2018, respectively; 57,447,346 and 57,276,992 shares outstanding at March 31, 2019 and December 31, 2018, respectively)	609	607
Additional paid-in capital	239,865	203,680
Retained earnings	442,872	395,590
Treasury stock, at cost (3,579,777 and 3,469,723 shares at March 31, 2019 and December 31, 2018, respectively)	(284,793)	(265,124)
Total stockholders' equity	398,553	334,753
Total liabilities and stockholders' equity	$2,062,828	$1,521,926

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Income
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Recurring	$196,864	$151,885
Implementation and other	3,079	2,031
Total revenues	199,943	153,916
Cost of revenues
Operating expenses	24,776	20,568
Depreciation and amortization	4,542	3,037
Total cost of revenues	29,318	23,605
Administrative expenses
Sales and marketing	39,645	32,352
Research and development	18,489	11,250
General and administrative	45,198	32,657
Depreciation and amortization	4,805	3,032
Total administrative expenses	108,137	79,291
Total operating expenses	137,455	102,896
Operating income	62,488	51,020
Interest expense	(276)	—
Other income, net	(100)	1,030
Income before income taxes	62,112	52,050
Provision for income taxes	14,830	10,890
Net income	$47,282	$41,160
Earnings per share, basic	$0.82	$0.71
Earnings per share, diluted	$0.81	$0.70
Weighted average shares outstanding:
Basic	57,357,490	57,793,023
Diluted	58,316,154	58,738,732

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$47,282	$41,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,347	6,069
Accretion of discounts on available-for-sale securities	(165)	(177)
Amortization of debt issuance costs	9	6
Stock-based compensation expense	31,071	23,222
Cash paid for derivative settlement	(1)	(79)
(Gain)/loss on derivative	540	(738)
Deferred income taxes, net	3,722	4,272
Changes in operating assets and liabilities:
Accounts receivable	(421)	(774)
Prepaid expenses	(1,498)	(2,019)
Inventory	(11)	(193)
Other assets	(702)	(565)
Deferred contract costs	(23,414)	(17,712)
Accounts payable	(1,251)	(710)
Income taxes, net	7,488	4,013
Accrued commissions and bonuses	(6,118)	(6,980)
Accrued payroll and vacation	3,765	4,307
Deferred revenue	2,860	2,153
Accrued expenses and other current liabilities	7,923	2,232
Net cash provided by operating activities	80,426	57,487
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(16,800)	(67,632)
Proceeds from maturities of short-term investments from funds held for clients	14,500	22,500
Net change in funds held for clients	(435,213)	39,350
Purchases of property and equipment	(14,889)	(18,708)
Net cash used in investing activities	(452,402)	(24,490)
Cash flows from financing activities
Repurchases of common stock	—	(4,999)
Withholding taxes paid related to net share settlement	(19,669)	(11,871)
Payments on long-term debt	(444)	—
Net change in client funds obligation	437,678	5,959
Payment of debt issuance costs	—	(42)
Net cash provided by (used in) financing activities	417,565	(10,953)
Increase in cash and cash equivalents	45,589	22,044
Cash and cash equivalents
Beginning of period	45,718	46,077
End of period	$91,307	$68,121

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Net income to adjusted EBITDA:
Net income	$47,282	$41,160
Interest expense	276	—
Provision for income taxes	14,830	10,890
Depreciation and amortization	9,347	6,069
EBITDA	71,735	58,119
Non-cash stock-based compensation expense	31,071	23,438
Change in fair value of interest rate swap	539	(817)
Adjusted EBITDA	$103,345	$80,740

	Three Months Ended March 31,
	2019	2018
Net income to non-GAAP net income:
Net income	$47,282	$41,160
Non-cash stock-based compensation expense	31,071	23,438
Change in fair value of interest rate swap	539	(817)
Income tax effect on non-GAAP adjustments	(9,642)	(8,013)
Non-GAAP net income	$69,250	$55,768

Weighted average shares outstanding:
Basic	57,357,490	57,793,023
Diluted	58,316,154	58,738,732

Earnings per share, basic	$0.82	$0.71
Earnings per share, diluted	$0.81	$0.70
Non-GAAP net income per share, basic	$1.21	$0.96
Non-GAAP net income per share, diluted	$1.19	$0.95

Exhibit 99.1

	Three Months Ended March 31,
	2019	2018
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.82	$0.71
Non-cash stock-based compensation expense	0.54	0.40
Change in fair value of interest rate swap	0.01	(0.01)
Income tax effect on non-GAAP adjustments	(0.16)	(0.14)
Non-GAAP net income per share, basic	$1.21	$0.96

	Three Months Ended March 31,
	2019	2018
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.81	$0.70
Non-cash stock-based compensation expense	0.53	0.40
Change in fair value of interest rate swap	0.01	(0.01)
Income tax effect on non-GAAP adjustments	(0.16)	(0.14)
Non-GAAP net income per share, diluted	$1.19	$0.95

Exhibit 99.1

	Three Months Ended March 31,
	2019	2018
Adjusted gross profit:
Total revenues	$199,943	$153,916
Less: Total cost of revenues	(29,318)	(23,605)
Total gross profit	170,625	130,311
Plus: Non-cash stock-based compensation expense	2,896	2,868
Total adjusted gross profit	$173,521	$133,179
Total gross margin	85.3%	84.7%
Total adjusted gross margin	86.8%	86.5%

	Three Months Ended March 31,
	2019	2018
Adjusted sales and marketing expenses:
Sales and marketing expenses	$39,645	$32,352
Less: Non-cash stock-based compensation expense	(2,583)	(1,907)
Total adjusted sales and marketing expenses	$37,062	$30,445

Total revenues	$199,943	$153,916
Total adjusted sales and marketing expenses as a % of revenues	18.5%	19.8%

	Three Months Ended March 31,
	2019	2018
Adjusted administrative expenses:
Administrative expenses	$108,137	$79,291
Less: Non-cash stock-based compensation expense	(28,175)	(20,570)
Total adjusted administrative expenses	$79,962	$58,721

Total revenues	$199,943	$153,916
Total adjusted administrative expenses as a % of revenues	40.0%	38.2%

Exhibit 99.1

	Three Months Ended March 31,
	2019	2018
Adjusted research and development expenses:
Research and development expenses	$18,489	$11,250
Less: Non-cash stock-based compensation expense	(3,046)	(2,247)
Total adjusted research and development expenses	$15,443	$9,003

Total revenues	$199,943	$153,916
Total adjusted research and development expenses as a % of revenues	7.7%	5.8%

	Three Months Ended March 31,
	2019	2018
Total research and development costs:
Capitalized research and development costs	$8,940	$6,638
Research and development expenses	18,489	11,250
Total research and development costs	$27,429	$17,888

Total revenues	$199,943	$153,916
Total research and development costs as a % of revenues	13.7%	11.6%

Total adjusted research and development costs:
Total research and development costs	$27,429	$17,888
Less: Capitalized non-cash stock-based compensation	(3,329)	(2,539)
Less: Non-cash stock-based compensation expense	(3,046)	(2,247)
Total adjusted research and development costs	$21,054	$13,102

Total revenues	$199,943	$153,916
Total adjusted research and development costs as a % of revenues	10.5%	8.5%

Exhibit 99.1

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Non-cash stock-based compensation expense:
Operating expenses	$2,896	$2,868
Sales and marketing	2,583	1,907
Research and development	3,046	2,247
General and administrative	22,546	16,416
Total non-cash stock-based compensation expense	$31,071	$23,438

Contact

Paycom Software, Inc.

Investor Relations Contact:

Craig Boelte, CFO, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.